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                                                                   EXHIBIT 4.3
                                AMENDMENT NO. 1


          AMENDMENT NO. 1 dated as of December 28, 1993, between FOREST OIL CORPORATION, a corporation duly and validly existing under the laws of the State of New York (the "Company"); each of the lenders that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Company, the Banks and the Agent are parties to a Credit Agreement dated as of December 1, 1993 (the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $50,000,000. The Company, the Banks and the Agent wish to amend the Credit Agreement to provide that the Company may incur Indebtedness pursuant to the JEDI Agreement (as defined in Section 2 hereof) and to amend the Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement and are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. The definition of "Non-Recourse Debt" in Section 1.01 of the Credit Agreement shall be amended by inserting the following at the end of such definition:

          "Notwithstanding the foregoing, Indebtedness incurred by the Company pursuant to the JEDI Agreement shall be considered Non-Recourse Debt, provided that if (a) any claim or claims in the aggregate in excess of $500,000 is made against the Company by or through the JEDI Lender seeking any recourse against the Company other than with respect to the Company's interest in the JEDI Collateral or (b) the JEDI Agreement is amended, modified or supplemented to expand the circumstances in which the JEDI Lender may assert any of its claims thereunder with recourse to the Company (other than with respect to the Company's interest in the JEDI Collateral), Indebtedness incurred pursuant to the JEDI Agreement shall cease to be Non-Recourse Debt."

     B. The following definitions shall be added in alphabetical order in
Section 1.01 of the Credit Agreement:

          "Amendment No. 1" shall mean Amendment No. 1 to this Agreement dated as of December 28, 1993.

          "JEDI Agreement" shall mean the Loan Agreement dated as of December 28, 1993 between the Company and the JEDI Lender, as the same shall be amended, modified

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     and supplemented and in effect from time to time.

          "JEDI Collateral" shall mean the "Collateral" as defined in the JEDI Agreement on the date of Amendment No. 1, provided that "Mortgaged Properties", as defined in the JEDI Agreement on the date of Amendment No. 1, shall exclude all such Mortgaged Properties subject to a Lien in favor of the JEDI Lender subsequent to the date of Amendment No. 1, other than the Wagner & Brown Properties (as defined in the JEDI Agreement on the date of Amendment No. 1).

          "JEDI Investments" shall mean at any time of determination all amounts, including without limitation cash expended and the fair market value of Property contributed by the Company or any of its Subsidiaries in connection with the JEDI Mortgaged Properties (including any such Properties that become JEDI Mortgaged Properties subsequent to the date of Amendment No. 1) including without limitation all expenses for Capital Operations (excluding any general, administrative or office charges or overhead, except to the extent allocated to such Properties in accordance with GAAP) prior to such time of determination (on a cumulative basis) and all Operating Costs prior to such time of determination (on a cumulative basis) (each as defined in the JEDI Agreement on the date of Amendment No.
     1), but excluding the purchase price of the JEDI Mortgaged Properties acquired on or prior to December 31, 1993 minus Net Operating Cash Flow received by or for the account of the Company prior to such time of determination (on a cumulative basis) provided that the calculation of the JEDI Investments shall not result in a number less than zero.

          "JEDI Lender" shall mean Joint Energy Development Investments Limited Partnership, a Delaware Limited Partnership and its successors and assigns.

          "JEDI Mortgaged Property" shall mean "Mortgaged Properties" as defined in the JEDI Agreement.

          "Net Operating Cash Flow" shall have the meaning assigned to such term in the JEDI Agreement on the date of Amendment No. 1.

          C. The Credit Agreement is hereby amended by adding a new clause (i) in Section 9.01 as follows, and by relettering existing clause "(i)" as "(j)":

               (i) as soon as available, and in any event no later than the day on which it is delivered to the JEDI Lender, the statement of the calculation of the Monthly Payment Amount for such month delivered or to be delivered to the JEDI Lender, provided that if such statement is no longer required to be delivered to the JEDI Lender, a statement containing all of the information that is required to be delivered to the JEDI Lender pursuant to Section 4.01(g) of the JEDI Agreement as in effect on the date of Amendment No. 1.

          D. Section 9.08(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (g) additional Investments up to but not exceeding $5,000,000 (or the equivalent) in the

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     aggregate, including, without limitation, Investments in Unrestricted
     Subsidiaries and JEDI Investments; provided that any cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, up to the amount of the Investments in such Unrestricted Subsidiary, shall reduce pro tanto the aggregate amount of the Investments in such Unrestricted Subsidiary for purposes of calculating compliance with such $5,000,000 limitation; and

          E. Section 10(b) of the Credit Agreement shall be amended by inserting the following at the end of such Section:

     ";provided that a default under the JEDI Agreement shall not be an Event of Default under this Section 10(b) unless such a default has occurred and a claim is made against the Company by or through the JEDI Lender seeking any recourse against the Company other than with respect to the Company's interest in the JEDI Collateral."

          Section 3. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said
Section 8 to "this Agreement" included reference to this Amendment No. 1.

          Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

          A. Execution by All Parties. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

          B. Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

          (1) Corporate Documents. The following documents, each certified as indicated below:

               (a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of a recent date and certifying (i) that the by-laws of the Company have not been amended since the date of the certification thereto delivered pursuant to Section 7.01 of the Credit Agreement, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to Section 7.01 of the Credit Agreement and (iv) as to the incumbency and specimen signature of the officer of the Company

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          executing this Amendment; and

               (b) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of the Company, and a corresponding certificate of another officer of the Company as to its signing officers.

     (2) Opinion of Counsel to the Company. An opinion of Daniel McNamara, counsel to the Company confirming the opinion set forth in paragraphs 1 through 5 of Exhibit C of the Credit Agreement, except that references to the Credit Agreement shall be to the Credit Agreement as amended by this Amendment No. 1.

     (3) JEDI Agreement. Copies of each document delivered by, on behalf of or at the request of the Company or the JEDI Lender in connection with the JEDI Agreement.

     (4) Other Documents. Such other documents as the Agent or any Bank or special counsel to the Agent may reasonably request.

     Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                              FOREST OIL CORPORATION



                              By _________________________
                                 Title:



                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION)



                              By_________________________
                                Title:



                              THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION), as Agent



                              By_________________________
                                Title: